UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

HUIXIN WASTE WATER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52339	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

#99 Jianshe Road 3, Pengjiang District, Jiangmen City Guangdong Province People’s Republic of China	529000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) (750) 395-9988

CHINA GROWTH CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

Section 3 – Securities and Trading Markets
Item 3.03 – Material Modification to Rights of Security Holders

On October 30, 2012, two of the Company’s holders of Class A 6% Convertible Preference Shares (the “Preference Shares”), Access America Fund, LP (holder of 52.46% of all Preference Shares, “AAF”)) and Taylor International Fund, Ltd (14.99% of all Preference Shares, “Taylor Fund”) signed a Release Agreement with the Company (the “Release Agreement”). Pursuant to the Release Agreement, in consideration of the issuance of 27,051 shares and 7,728 shares of the Company’s Preference Shares as payment in kind of the dividend, respectively, AAF and Taylor Fund irrevocably, fully and unconditionally released and forever discharged the Company of its obligation to pay a cumulative annual dividend in cash equal to six percent (6%) of the amount credited as paid up on the Preference Shares by them.

On October 30, 2012, AAF and Taylor Fund as holders of greater than two-thirds of all of the Company’s issued Preference Shares adopted a written resolution to modify and amend Section 3.2 of the Rights, Privileges and Restrictions of the Preference Shares (the “Amendment”). Pursuant to the Amendment, dividends of the Preference Shares shall be paid in kind instead of in cash.

On October 30, 2012, the Company’s Board of Directors unanimously approved the above-mentioned modifications and changes to the Rights, Privileges and Restrictions of the Preference Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2012	Huixin Waste Water Solutions, Inc.

	By:	/s/ Mingzhuo Tan
Mingzhuo Tan
Chief Executive Officer, President and Chairman of the Board of Directors